DATED 1 APRIL 2014

PROJECT PENGUIN

AMENDMENT AGREEMENT TO THE

SALE & PURCHASE AGREEMENT
between
Charles River Laboratories Holdings Limited
Charles River Nederland B.V.
Galapagos N.V.
and
Galapagos B.V.

CONTENTS

1.INTERPRETATION	1
2.AMENDMENTS	1
3.INCORPORATION OF CERTAIN OF		3
THE PROVISIONS OF THE SPA INTO
THIS AMENDMENT AGREEMENT SCHEDULE 1 Dutch Assets	4
SCHEDULE 2 Dutch Employees	5

THIS AMENDMENT AGREEMENT is made as a DEED on the 1 day of April 2014 between:

PARTIES

(1)	CHARLES RIVER LABORATORIES HOLDINGS LIMITED incorporated and registered in England and Wales with company number 03894892 whose registered office is at Manston Road, Margate, Kent CT9 4LT (the “UK Buyer”);

(2)	CHARLES RIVER NEDERLAND B.V. incorporated and registered in the Netherlands with company number 34137756 whose registered office address is at Amsterdam, The Netherlands and whose place of business is at Herikerbergweg 238, Luna ArenA, 1101 CM Amsterdam Zuidoost (the “Dutch Buyer”);

(3)	GALAPAGOS N.V. incorporated and registered in Belgium with enterprise and VAT number 0466.460.429 whose registered office is at Industriepark Mechelen Noord, Generaal De Wittelaan L11 A3, 2800 Mechelen, Belgium (the “Seller”); and

(4)	GALAPAGOS B.V. incorporated and registered in the Netherlands with company number 28083700 whose registered office is at Darwinweg 24, 2333 CR Leiden, The Netherlands (the “Dutch Seller”).

BACKGROUND

(A)	The parties entered into a sale and purchase agreement in relation to the sale and purchase of the entire issued share capital of the Company and the Dutch Business on 13 March 2014 (the “SPA”).

(B)	The parties wish to make certain amendments to the SPA.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

The definitions and rules of interpretation in clause 1 of the SPA shall apply in this Amendment Agreement except as set out below.

2.	AMENDMENTS

2.1.	The definitions of “Pre-Completion Restructure Paper” and “Relevant Joint Contract” in clause 1.1 of the SPA shall be deleted and replaced as follows:

2.1.1.	""Pre-Completion Restructure Paper” means the steps paper titled “Project Penguin Presale restructuring – Version 2 (Prepared by EY 27 March 2014)” in the agreed form setting out the steps to be taken to implement the Pre-Completion Restructure;”

2.1.2.	""Relevant Joint Contract” has the meaning given to that term in clause 11.5;”

2.2.	The existing clause 4.11 of the SPA shall be deleted and replaced as follows:
“4.11	the Purchase Price shall be allocated between the Sale Shares and the Dutch Business as follows:

4.11.1	the amount allocated to the Dutch Business shall be the book value at the Completion Date of the Dutch Business calculated (i) in accordance with Dutch GAAP as applied in the statutory accounts of the Dutch Seller as of the Completion Date, and (ii) in compliance with Dutch Tax laws. Such book value shall be confirmed by an appropriately qualified independent auditor to be appointed jointly by the Dutch Buyer and the Dutch Seller (“Independent Auditor”) and the Independent Auditor’s resolution on this matter shall be binding on both Parties for Dutch tax purposes. In the event that the Dutch Buyer and the Dutch Seller cannot agree on the identity of an Independent Auditor they shall each nominate an independent auditor candidate and the two nominated candidates shall meet in good faith and agree the identity of a third party auditor who the Dutch Buyer and the Dutch Seller shall appoint as the Independent Auditor. The Sellers and the Buyers shall share equally the costs of the Independent Auditor and, in good faith, work together during the period of 120 calendar days following Completion to cooperate with the Independent Auditor and to facilitate the timely completion by the Independent Auditor of this task within such period; and

4.11.2	the balance of the Purchase Price not allocated to the Dutch Business in accordance with clause 4.11.1 shall be allocated to the Sale Shares.”

2.3.	In clause 11.8 of the SPA the definition of “Restricted Person” shall be deleted and replaced as follows:

""Restricted Person” means any US Employee and/or any person who is at Completion, a Dutch Employee or employed or directly or indirectly engaged by any member of the Target Group;”

2.4.	In clause 11.9.4(a) of the SPA immediately following the words “the Dutch Buyer” will be added the words “or any member of the Buyers’ Group”.

2.5.	In clause 11.19, clause 12.1.2, clause 12.2.2 and clause 12.4.1 of the SPA references to “clause 11.20” shall be deleted and replaced with “clause 12”.

2.6.	Immediately following the existing clause 11.22 there shall be added a new clause 11.23 as follows:

“The Buyer will cooperate with the Seller and provide it with such reasonable assistance as it may require in order to establish the profits and losses for the three month period ending on 31 March 2014, and the balance sheet as of 31 March 2014, for each Target Group Company.”

2.7.	In clause 23.2.1 the reference to “clause 6” shall be deleted and replaced with “clause 7”.

2.8.	The contents of Schedule 11 of the SPA shall be deleted and replaced by the contents of Schedule 1 to this Amendment Agreement.

2.9.	The contents of Schedule 12 of the SPA shall be deleted and replaced by the contents of Schedule 2 to this Amendment Agreement.

2.10.	All other provisions of the SPA shall remain as set out therein.

3.	INCORPORATION OF CERTAIN OF THE PROVISIONS OF THE SPA INTO THIS AMENDMENT AGREEMENT

The provisions of the following clauses of the SPA shall apply to this Amendment Agreement without any requirement that the provisions be set out in full below:

3.1. 3.2. 3.3. 3.4. 3.5. 3.6. 3.7. 3.8. 3.9. 3.10.
clauses 12.1 – 12.6 (inclusive) (Confidentiality and Announcements);
clause 14 (Assignment);
clause 16 (Variation and Waiver);
clause 17 (Costs);
clause 20 (Severance);
clause 22 (Agreement Survives Completion);
clause 24 (Successors);
clause 25 (Counterparts);
clause 26 (Rights and Remedies and Exclusion of Loss); and
clause 27 (Governing Law and Jurisdiction).

This DEED has been entered into on the date stated at the beginning of it.

SCHEDULE 1

Dutch Assets

[OMITTED PER ITEM 601(B)(2) OF REGULATION S-K]
SCHEDULE 2

Dutch Employees
[OMITTED PER ITEM 601(B)(2) OF REGULATION S-K]

Signed as a deed on behalf of CHARLES RIVER LABORATORIES HOLDINGS LIMITED, a company incorporated in ENGLAND, by JOSEPH LAPLUME, being a duly authorised attorney in the presence of:	/S/ Joseph W. LaPlume— Attorney
/s/ Matthew Daniel— Witness Matthew Daniel— Name 17 Liberty Road Address Bedford, MA, USA— Lawyer— Occupation
Signed as a deed on behalf of CHARLES RIVER NEDERLAND B.V., a company incorporated in THE NETHERLANDS, by JOSEPH LAPLUME, being a duly authorised attorney in the presence of:	/S/ Joseph W. LaPlume— Attorney
/s/ Matthew Daniel— Witness Matthew Daniel— Name 17 Liberty Road Address Bedford, MA, USA— Lawyer— Occupation
Signed as a deed on behalf of GALAPAGOS N.V., /s/ Xavier Maes_______________ a company incorporated in BELGIUM, by XAVIER Attorney MAES, being a duly authorised attorney in the presence of: /s/ Sophie De Ruydts_____ Witness Sophie De Ruydts ________ Name TerWider________________ Address 1785 Merchten, Belgium________ Employee_____________ Occupation Signed as a deed on behalf of GALAPAGOS B.V., /s/ Xavier Maes_______________ a company incorporated in THE NETHERLANDS, by Attorney  XAVIER MAES, being a duly authorised attorney in the presence of: /s/ Sophie De Ruydts_____ Witness Sophie De Ruydts ________ Name TerWider________________ Address 1785 Merchten, Belgium________ Employee_____________ Occupation Signed as a deed on behalf of GALAPAGOS N.V., /s/ Xavier Maes______________

a company incorporated in BELGIUM, by XAVIER Attorney
MAES, being a duly authorised attorney in the
presence of:
/s/ Sophie De Ruydts_____ Witness
Sophie De Ruydts ________ Name
TerWider________________ Address
1785 Merchten, Belgium_______
Employee_____________ Occupation
Signed as a deed on behalf of GALAPAGOS B.V., /s/ Xavier Maes______________
a company incorporated in THE NETHERLANDS, by Attorney
XAVIER MAES, being a duly authorised attorney
in the presence of:
/s/ Sophie De Ruydts_____ Witness
Sophie De Ruydts ________ Name
TerWider________________ Address
1785 Merchten, Belgium_______
Employee_____________ Occupation